UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MY ACTIVE DATE, INC.

(Exact Name of Registrant As Specified In Its Charter)

Wyoming	5990	46-5220210
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	IRS I.D.

2647 Gateway Rd. Suite 105-401 Carlsbad, California 92009	92009
(Address of principal executive offices)	(Zip Code)

Mr. Blaine Nabors

Chief Executive Officer

2647 Gateway Rd. Suite 105-401

Carlsbad, California 92009

(713) 875-9200

(Name, address and telephone number of agent for service)

with copies to:

Adam S. Tracy, Esq.

Securities Compliance Group, Ltd.

520 W. Roosevelt Road, Suite 201

Wheaton, IL 60187

(888) 978-9901 x1

SEC File No. ________________

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.

Large accelerated filer	☐	Accelerated Filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed Max Offering price per share	Proposed Max. Aggregate Offering Price	Amount of Registration Fee (1)
Common Stock	20,000,000	$0.10	$2,000,000	$232.40

(1)	Calculated under Section 6(b) of Securities Act of 1933 as $0.0001162 of aggregate offering price

We hereby amend this registration statement on such date or dates as may be necessary to delay our effective date until we will file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a) may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the United States Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted under applicable law.

 PROSPECTUS – SUBJECT TO COMPLETION DATED DECEMBER 30, 2014

MY ACTIVE DATE, INC.

Up to 20,000,000 Shares

This is the initial public offering of shares of our common stock. We are offering 20,000,000 shares of our common stock at $0.10 per share. Our common stock is not low listed on any national securities exchange or the NASDAQ stock market, and is not eligible to trade on the OTC Bulletin Board. While we intend to apply for the quotation of our common stock on the OTC Bulletin Board or OTCQB upon effectiveness of the registration statement of which this prospectus forms a part, there can be no assurance that we will meet the minimum requirements for such listing or that a market maker will agreed to file on our behalf the necessary documentation with the Financial Industry Regulatory Authority for such application for quotation to be approved.

The offering will commence on the effective date of this prospectus and will terminate on or before ____________

We will sell the common shares ourselves and do not plan to use underwriters or pay any commissions. We will be selling our common shares using our best efforts and no one has agreed to buy any of our common shares. There is no minimum amount of common shares we must sell so no money raised from the sale of such common shares will go into escrow, trust or another similar arrangement. We will bear the all of the costs associated with this offering.

Our auditors have indicated in their opinion on our financial statements as of and for the period from inception to September 30, 2014 that there exists substantial doubt as to our ability to continue as a going concern. Moreover, we are an early stage venture with limited operating history. As such, this offering is highly speculative and the common stock being offered for sale involves a high degree of risk and should be considered only be persons who can afford the loss of their entire investment. Readers are encouraged to reference “Risk Factors” beginning on page 9 herein for additional information regarding the risks associated with our company and common stock, which includes, but is not limited to:

-         The industry in which we operate is highly competitive and there can be no assurance that our business model will allow us to generate sufficient revenue to obtain market share and continue to meet our obligations as they come due;

-         The internet and related technologies and application continue to evolve and we may not be able to adapt to these changes leaving our application, services and proprietary technologies obsolete; and

-	Our performance is subject to general economic conditions, which may adversely impact our ability to generate revenue and maintain profitability.

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and, as such, may elect to comply with certain reduced public company reporting requirements for future filings.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. This prospectus is included in the registration statement that was filed by us with the Securities and Exchange Commission. We may not sell these securities until the registration statement becomes effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. We are offering to sell, and seeking offers to buy, shares of common stock only in those jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of the common stock..

THE DATE OF THIS PROSPECTUS IS DECEMBER 30, 2014

TABLE OF CONTENTS

Summary Information	6
The Offering	7
Risk Factors	9
Use of Proceeds	16
Determination of Offering Price	17
Dividend Policy	17
Dilution	18
Description of Securities	21
Business Operations	22
Directors, Officers & Control Persons	27
Security Ownership of Certain Beneficial Owners and Management	28
Certain Relationship and Related Transactions	29
Interests of Named Experts	29
Management's Discussion and Analysis of Financial Condition and Results of Operation	25
Market for Common Equity and Related Stockholder Matters	30
Financial Statements	32
Other Expenses of Issuance and Distribution	52
Indemnification of Officers and Directors	52
Recent Sales of Unregistered Securities	52
Exhibit Index	53
Undertakings	54
Signatures	56

A CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of these terms or other comparable terminology. These forward-looking statements include, without limitation, statements about our market opportunity, our strategies, competition, expected activities and expenditures as we pursue our business plan, and the adequacy of our available cash resources.  Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.  Actual results may differ materially from the predictions discussed in these forward-looking statements.  The economic environment within which we operate could materially affect our actual results.  Additional factors that could materially affect these forward-looking statements and/or predictions include, among other things: the volatility of real estate prices, the possibility that our marketing efforts will not be successful in identifying buyers of real estate, , the Company’s need for and ability to obtain additional financing, and, other factors over which we have little or no control.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

SUMMARY INFORMATION

As used in this prospectus, references to the “Company,” “we,” “our”, “us” or “My Active Date” refer to My Active Date, Inc., unless the context otherwise indicated.

You should carefully read all information in the prospectus, including the financial statements and their explanatory notes, under the Financial Statements prior to making an investment decision.

Our Company

Organization:	The registrant was incorporated in the State of Wyoming on February 21, 2014. Our principal executive offices are located at 2647 Gateway Rd. Suite #105-401, Carlsbad, California. Our telephone number is (713) 875-9200.

Management:	Our Chief Executive Officer and Chief Financial Officer is Mr. Blaine Nabors. Ms. Kailynn Bowling and Mr. Tony Zandovskis are our Co-Presidents.

Plan of Operations:	The registrants will offer a mobile application that represents a unique approach to online dating that delivers a fresh innovative style for online dates. Unlike the traditional services like Match.com, My Active Date promotes an active lifestyle connecting people through activities that they enjoy.

Historical Operations:	In anticipation of launching our business, our Chief Executive Officer has been researching the so called pain points of the online dating industry in anticipation of the delivery of a fresh and friendly new product. The company believes that the users of such a product may benefit from our extensive research into the online dating industry, as well as our understanding of what people are looking for in online dating. To address such issues, we have developed a mobile application that introduces unique features seldom seen in any other mobile applications.

Current Operations:	Since inception, our Chief Executive Officer has overseen the development of the subscription based national internet dating app. Extensive market research has also been conducted to figure out who the target market is, what the current layout of the online dating industry is, and to establish the features and benefits that set My Active Date apart from its competition.

Going Concern:	Our independent auditor has expressed substantial doubt about our ability to continue as a going concern given our lack of operating history and the fact to date have had no significant revenues. Potential investors should be aware that there are difficulties associated with being a new venture, and the high rate of failure associated with this fact. We have incurred a cumulative deficit of ($196,466) and have not generated revenues to date. Our future is dependent upon our ability to obtain financing and upon future profitable operations from our operations. These factors raise substantial doubt that we will be able to continue as a going concern.

The registrant has no present plans to be acquired or to merge with another company nor does the registrant, or any of its shareholders, have any plans to enter into a change of control or similar transaction.

THE OFFERING

Type of Securities Offered:	Common Stock.

Common Shares Being Sold In this Offering:	Twenty million (20,000,000)

Offering Price:	The Company will offer its Common Stock at $0.10 per share

Common Shares Outstanding Before the Offering:	There exists 192,033,000 shares of the Company’s Common Stock issued and outstanding.

Preferred Stock Outstanding:	There exists 100,000,000 shares of Class A Preferred Stock issued and outstanding. Each share of the Preferred Stock is convertible into shares of the Company’s Common Stock at a 5 for 1 basis

Termination of the Offering:	The offering will commence of the effective date of this prospectus and will terminate on or before ________________

Market for our Common Stock:	There is presently no public market for our common shares. We anticipate applying for quoting of our common shares on the OTC Bulletin Board or OTCQB upon the effectiveness of the registration statement of which this prospectus forms a part. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority, which operates the OTCBB and OTCQB, nor can there be any assurance that such application for quotation will be approved.

Common Stock Control:	Our Chief Executive Officer and Co-Presidents currently own, and will continue to own sufficient common shares to control the operations of the company after this offering, irrespective of its outcome. Our Chief Executive Officer owns 64,000,000 shares of our Common Stock and 10,000,000 shares of our Preferred Stock which is convertible into 50,000,000 shares of our Common Stock. Each of our Co-Presidents own 64,000,000 shares of our Common Stock and 45,000,000 shares of our Preferred Stock which is convertible into 225,000,000 shares of our Common Stock, respectively. Collectively, the Officers of the Company own 628,000,000 shares of Common Stock on an as-converted basis.

Penny Stock Regulation:	The liquidity of our common stock is restricted as the registrant’s common stock falls within the definition of a penny stock. These requirements may restrict the ability of broker/dealers to sell the registrant's common stock, and may affect the ability to resell the registrant's common stock.

Emerging Growth Company

We are an emerging growth company under the JOBS Act. We shall continue to be deemed an emerging growth company until the earliest of:

1.	The last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

·

2.	The last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective IPO registration statement;

·

3.	The date on which such issuer has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or

·

4.	The date on which such issuer is deemed to be a ‘large accelerated filer’, as defined in section 240.12b-2 of title 46, Code of Federal Regulations, or any successor thereto.

As an emerging growth company we are exempt from Section 404(b) of Sarbanes Oxley. Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures. Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment and the effectiveness of the internal control structure and procedures for financial reporting.

As an emerging growth company we are also exempt from Section 14A (a) and (b) of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes. These exemptions are also available to us as a Smaller Reporting Company.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the Jobs Act, that allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

Summary Financial Information

 Because this is only a financial summary, it does not contain all the financial information that may be important to you. Therefore, you should carefully read all the information in this prospectus, including the financial statements and their explanatory notes before making an investment decision.

MY ACTIVE DATE, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF OPERATIONS

	July 1, 2014 to September 30, 2014	From Inception (February 21, 2014) to September 30, 2014

Revenues	$0	$0

Operating Expenses	2,350	196,466

Net Income(Loss) from Operations	2,350	(196,466)

Other Income(Expenses)
Interest Expense	0	0

Net Income(Loss) from Operations
Before Income Taxes	2,350	(196,466)

Tax Expense	0	0

Net Income(Loss)	$2,350	$(196,466)

Basic and Diluted Loss Per Share	0.00	(0.00)

Weighted average number
of shares outstanding	192,033,000	192,033,000

"The accompanying notes are an integral part of these financial statements"

 RISK FACTORS

In addition to the other information provided in this prospectus, you should carefully consider the following risk factors in evaluating our business before purchasing any of our common stock.  All material risks are discussed in this section.

Risks Related to our Business

Our having generated no revenues from operations makes it difficult for us to evaluate our future business prospects and make decisions based on those estimates of our future performance.

As of September 30, 2014 , we have generated no revenues and incurred a loss of ($196,466). As a consequence, it is difficult, if not impossible, to forecast our future results based upon our historical data.  Because of the related uncertainties, we may be hindered in our ability to anticipate and timely adapt to increases or decreases in sales, revenues or expenses.  If we make poor budgetary decisions as a result of unreliable data, we may never become profitable or incur losses, which may result in a decline in our stock price.

Our auditor has indicated in its report that there is substantial doubt about our ability to continue as a going concern as a result of our lack of revenues and if we are unable to generate significant revenue or secure financing we may be required to cease or curtail our operations.

Our auditor has indicated in its report that our lack of revenues raise substantial doubt about our ability to continue as a going concern.  The financial statements do not include adjustments that might result from the outcome of this uncertainty. If we are unable to generate significant revenue or secure financing we may be required to cease or curtail our operations.

After we attempt to increase operations, we will face increasing competition from domestic and foreign companies.

The mobile application industry in throughout the world is fragmented. Our ability to compete against other domestic and international enterprises will be, to a significant extent, dependent on our ability to distinguish our services from those of our competitors by differentiating our marketing approach and identifying attractive opportunities to market and sell. Some of our competitors have been in business longer than we have and are more established. Our competitors may provide services comparable or superior to those we provide or adapt more quickly than we do to evolving industry trends or changing market requirements. Increased competition may result in reduced margins and loss of market share, any of which could materially adversely affect our profit margins after we commence operations and generate revenues.

Our future sales and reputation may be affected by litigation or other liability claims.

We have not procured a general liability insurance policy for our business. To the extent that we suffer a loss of a type which would normally be covered by general liability, we would incur significant expenses in defending any action against us and in paying any claims that result from a settlement or judgment against us. Adverse publicity could result in a loss of consumer confidence in our products.

As we increase operations, our earnings may be sensitive to fluctuations in market prices and demand for our products.

In addition, after we commence operations, the demand for certain mobile applications could decline, whether because of supply or for any other reason, including other mobile applications considered to be superior by end users. A decrease in the profitability of certain advertising based revenues, or a decline in demand for online dating applications after we commence operations could have a material adverse effect on our business, results of operations and financial condition.

Our success depends upon the continued growth and acceptance of online advertising, particularly paid listings, as an effective alternative to traditional, offline advertising and the continued commercial use of the internet.

We continue to compete with traditional advertising media, including television, radio and print, in addition to a multitude of websites with high levels of traffic and online advertising networks, for a share of available advertising expenditures and expect to face continued competition as more emerging media and traditional offline media companies enter the online advertising market. We believe that the continued growth and acceptance of online advertising generally will depend, to a large extent, on its perceived effectiveness and the acceptance of related advertising models (particularly in the case of models that incorporate user targeting and/or utilize mobile devices), the continued growth in commercial use of the internet (particularly abroad), the extent to which web browsers, software programs and/or other applications that limit or prevent advertising from being displayed become commonplace and the extent to which the industry is able to effectively manage click fraud. Any lack of growth in the market for online advertising, particularly for paid listings, or any decrease in the effectiveness and value of online advertising (whether due to the passage of laws requiring additional disclosure, an industry-wide move to self regulatory principles that required additional disclosure and/or opt-in policies for advertising that incorporates user targeting or other developments) would have an adverse effect on our business, financial condition and results of operations.

We face intense competition within our industry, and our inability to compete effectively for any reason could adversely affect our business.

The mobile application market is highly competitive, and as such our services will face strong competition. We will compete primarily on the basis of unique features, positioning and ease of use. Many of our competitors are, or are affiliated with, large diversified companies that have substantially greater marketing or financial resources than we have. These resources give our competitors greater operating flexibility that, in certain cases, may permit them to respond better or more quickly to changes in the industry or to introduce new services more quickly and with greater marketing support. Increased competition could result in lower profit margins, substantial pricing pressure, reduced market share and lower operating cash flows. Price competition, together with other forms of competition, could have a material adverse effect on our business, financial position, results of operations and operating cash flows.

We depend heavily on key personnel, and turnover of key senior management could harm our business.

Our future business and results of operations depend in significant part upon the continued contributions of our Chief Executive Officer Blaine Nabors. If we lose his services or if he fails to perform in his current position, or if we are not able to attract and retain skilled employees as needed, our business could suffer. Significant turnover in our senior management could significantly deplete our institutional knowledge held by our existing senior management team. We depend on the skills and abilities of these key employees in managing the product acquisition, marketing and sales aspects of our business, any part of which could be harmed by turnover in the future.

We depend, in part, upon arrangements with third parties to drive traffic to our mobile application and distribute our products and services.

We engage in a variety of activities designed to attract traffic to our mobile application and convert visitors into repeat users and customers. How successful we are in these efforts depends, in part, upon our continued ability to enter into arrangements with third parties to drive traffic to our mobile application, as well as the continued introduction of new and enhanced products and services that resonate with users and customers generally. Even if we succeed in driving traffic to our properties, we may not be able to convert this traffic or otherwise retain users and customers unless we continue to provide quality products and services. In addition, we may not be able to adapt quickly and/or in cost-effective manner to frequent changes in user and customer preferences, which can be difficult to predict, or appropriately time the introduction of enhancements and/or new products or services to the market. Our inability to provide quality products and services would adversely affect user and customer experiences, which would result in decreases in users, customers and revenues and adversely affect our business, financial condition and results of operations.

The internet and related technologies and applications continue to evolve and we may not be able to adapt to these changes.

The development of new products and services in response to the evolving trends and technologies of the internet, as well as the identification of new business opportunities in this dynamic environment, requires significant time and resources. We may not be able to adapt quickly enough (and/or in a cost-effective manner) to these changes, appropriately time the introduction of new products and services to the market or identify new business opportunities in a timely manner. Also, these changes could require us to modify related infrastructures and our failure to do so could render our applications, services and proprietary technologies obsolete. Our failure to respond to any of these changes appropriately (and/or in a cost effective manner) could adversely affect our business, financial condition and results of operations.

Our success also depends, in part, on our ability to develop and monetize mobile versions of our products and services. While most of our users currently access our products and services through personal computers, users of (and usage volumes on) mobile devices, including tablets, continue to increase relative to those of personal computers. While we have developed mobile versions of certain of our products and services and intend to continue to do so in the future, we have limited experience with mobile applications, both in terms of development and monetization. Moreover, mobile versions of our products and services that we develop may not be compelling to users and/advertisers. Even if we are able to develop mobile applications that resonate with users and advertisers, the success of these applications is dependent on their interoperability with various mobile operating systems, technologies, networks and standards that we do not control and any changes in any of these things that compromise the quality or functionality of our products and services could adversely impact usage of our products and services on mobile devices and, in turn, our ability to attract advertisers. Lastly, as the adoption of mobile devices becomes more widespread, the usage of certain of our products and services may not translate to mobile devices, which shift could adversely affect our business, financial condition and results of operations if we are unable to replace the related revenues.

The processing, storage, use and disclosure of personal data could give rise to liabilities as a result of governmental regulation, conflicting legal requirements or differing views of personal privacy rights.

We receive, transmit and store a large volume of personal information and other user data (including credit card data) in connection with the processing of search queries, the provision of online products and services, transactions with users and customers and advertising on our mobile application.  The sharing, use, disclosure and protection of this information are determined by the respective privacy and data security policies of our various businesses. These policies are, in turn, subject to federal, state and foreign laws and regulations, as well as evolving industry standards and practices, regarding privacy and the storing, sharing, use, disclosure and protection of personal information and user data (for example, various state regulations concerning minimum data security standards, industry self-regulating principles that become standard practice and more stringent contractual protections regarding privacy and data security (and related compliance obligations).

In addition, if an online service provider fails to comply with its privacy policy, it could become subject to an investigation and proceeding for unfair or deceptive practices brought by the U.S. Federal Trade Commission under the Federal Trade Commission Act (and/or brought by a state attorney general pursuant to a similar state law), as well as a private lawsuit under various U.S. federal and state laws. In general, personal information is increasingly subject to legislation and regulation in numerous jurisdictions around the world, the intent of which is to protect the privacy of personal information that is collected, processed and transmitted in or from the governing jurisdiction.

U.S. legislators and regulators may enact new laws and regulations regarding privacy and data security. In February 2012, the White House released a proposed Consumer Privacy Bill of Rights, which is intended to serve as a framework for new privacy legislation. In March 2012, the U.S. Federal Trade Commission released a staff report making recommendations for businesses and policy makers in the area of consumer privacy. Similarly, new privacy laws and regulations at the state level, as well as new laws and directives abroad (particularly in Europe), are being proposed and implemented. For example, new legislation in the state of California that became effective on January 1, 2014 requires companies that collect personal information to disclose how they respond to web browser "Do Not Track" signals. In addition, existing privacy laws that were intended for brick-and-mortar businesses could be interpreted in a manner that would extend their reach to our businesses. New laws and regulations (or new interpretations of existing laws) in this area may make it more costly to operate our businesses and/or limit our ability to engage in certain types of activities, such as targeted advertising, which could adversely affect our business, financial condition and results of operations.

As privacy and data protection have become more sensitive issues, we may also become exposed to potential liabilities as a result of differing views on the privacy of consumer and other user data collected by our businesses.  Also, we cannot guarantee that our security measures will prevent security breaches.  In the case of security breaches involving personal credit card data, credit card companies could curtail our ability to transact payments and impose fines for failure to comply with Payment Card Industry (PCI) Data Security Standards.  Moreover, any such breach could decrease consumer confidence in the case of the business that experienced the breach or our businesses generally, which would decrease traffic to (and in turn, usage and transactions on) the relevant website and/or our mobile application and which in turn, could adversely affect our business, financial condition and results of operations. The failure of any of our businesses, or their various third party vendors and service providers, to comply with applicable privacy policies, federal, state or foreign privacy laws and regulations or PCI standards and/or the unauthorized release of personal information or other user data for any reason could adversely affect our business, financial condition and results of operations.

Risks Related to Our Company

Our management has limited experience in managing the day to day operations of a public company and, as a result, we may incur additional expenses associated with the management of our company.

Our founder and Chief Executive Officer Blaine Nabors is responsible for the operations and reporting of our company. The requirements of operating as a small public company are new to our management. This may require us to obtain outside assistance from legal, accounting, investor relations, or other professionals that could be more costly than planned. We may also be required to hire additional staff to comply with additional SEC reporting requirements. We anticipate that the costs associated with SEC requirements associated with going and staying public are estimated to be approximately $25,000 in connection with this registration statement and thereafter $35,000 annually. If we lack cash resources to cover these costs in the future, our failure to comply with reporting requirements and other provisions of securities laws could negatively affect our stock price and adversely affect our potential results of operations, cash flow and financial condition after we commence operations.

Implications of Being an Emerging Growth Company.

As a company with less than $1.0 billion in revenue during its last fiscal year, we qualify as an "emerging growth company" as defined in the JOBS Act. For as long as a company is deemed to be an emerging growth company, it may take advantage of specified reduced reporting and other regulatory requirements that are generally unavailable to other public companies.  These provisions include:

-	a requirement to have only two years of audited financial statements and only two years of related Management's Discussion and Analysis included in an initial public offering registration statement;
-	an exemption to provide less than five years of selected financial data in an initial public offering registration statement;
-	an exemption from the auditor attestation requirement in the assessment of the emerging growth company's internal controls over financial reporting;
-	an exemption from the adoption of new or revised financial accounting standards until they would apply to private companies;
-	an exemption from compliance with any new requirements adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or a supplement to the auditor's report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer; and reduced disclosure about the emerging growth company's executive compensation arrangements.

An emerging growth company is also exempt from Section 404(b) of Sarbanes Oxley which requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting. Similarly, as a Smaller Reporting Company we are exempt from Section 404(b) of the Sarbanes-Oxley Act and our independent registered public accounting firm will not be required to formally attest to the effectiveness of our internal control over financial reporting until such time as we cease being a Smaller Reporting Company.

As an emerging growth company, we are exempt from Section 14A (a) and (b) of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards.  In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.  We have elected to take advantage of the benefits of this extended transition period.  Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We would cease to be an emerging growth company upon the earliest of:

- the first fiscal year following the fifth anniversary of this offering,

-	the first fiscal year after our annual gross revenues are $1 billion or more,
-	the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt securities, or
-	as of the end of any fiscal year in which the market value of our common stock held by non-affiliates exceeded $700 million as of the end of the second quarter of that fiscal year.

You may have limited access to information regarding our business because our obligations to file periodic reports with the SEC could be automatically suspended under certain circumstances.

As of effectiveness of our registration statement of which this prospectus is a part, we will be required to file periodic reports with the SEC which will be immediately available to the public for inspection and copying (see “Where You Can Find More Information” elsewhere in this prospectus).  Except during the year that our registration statement becomes effective, these reporting obligations may (in our discretion) be automatically suspended under Section 15(d) of the Exchange Act if we have less than 300 shareholders and do not file a registration statement on Form 8A (which we have no current plans to file).  If this occurs after the year in which our registration statement becomes effective, we will no longer be obligated to file periodic reports with the SEC and your access to our business information would then be even more restricted.  After this registration statement on Form S-1 becomes effective, we will be required to deliver periodic reports to security holders.  However, we will not be required to furnish proxy statements to security holders and our directors, officers and principal beneficial owners will not be required to report their beneficial ownership of securities to the SEC pursuant to Section 16 of the Exchange Act.  Previously, a company with more than 500 shareholders of record and $10 million in assets had to register under the Exchange Act.  However, the JOBS Act raises the minimum shareholder threshold from 500 to either 2,000 persons or 500 persons who are not "accredited investors" (or 2,000 persons in the case of banks and bank holding companies).  The JOBS Act excludes securities received by employees pursuant to employee stock incentive plans for purposes of calculating the shareholder threshold.  This means that access to information regarding our business and operations will be limited.

We have agreed to indemnification of officers and directors as is provided by Wyoming statute.

Wyoming Statutes provide for the indemnification of our directors, officers, employees, and agents, under certain circumstances, against attorney's fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities our behalf. We will also bear the expenses of such litigation for any of our directors, officers, employees, or agents, upon such person's promise to repay us therefore if it is ultimately determined that any such person shall not have been entitled to indemnification. This indemnification policy could result in substantial expenditures by us that we will be unable to recoup.

Our directors’ liability to use and shareholders is limited.

Wyoming Revised Statutes exclude personal liability of our directors and our stockholders for monetary damages for breach of fiduciary duty except in certain specified circumstances. Accordingly, we will have a much more limited right of action against our directors that otherwise would be the case. This provision does not affect the liability of any director under federal or applicable state securities laws.

Because we do not have an audit or compensation committee, shareholders will have to rely on the entire board of directors, none of which are independent, to perform these functions.

We do not have an audit or compensation committee comprised of independent directors.  Indeed, we do not have any audit or compensation committee.  These functions are performed by the board of directors as a whole.  No members of the board of directors are independent directors.  Thus, there is a potential conflict in that board members who are also part of management will participate in discussions concerning management compensation and audit issues that may affect management decisions.

Risks Related to the Market for our Stock

Investors may have difficulty in reselling their shares due to the lack of market or state Blue Sky laws.

Our common stock is currently not quoted on any market. No market may ever develop for our common stock, or if developed, may not be sustained in the future.

The holders of our shares of common stock and persons who desire to purchase them in any trading market that might develop in the future should be aware that there may be significant state law restrictions upon the ability of investors to resell our shares. Accordingly, even if we are successful in having the Shares available for trading on the OTCBB, investors should consider any secondary market for the Company's securities to be a limited one. We intend to seek coverage and publication of information regarding the company in an accepted publication which permits a "manual exemption." This manual exemption permits a security to be distributed in a particular state without being registered if the company issuing the security has a listing for that security in a securities manual recognized by the state. However, it is not enough for the security to be listed in a recognized manual. The listing entry must contain (1) the names of issuers, officers, and directors, (2) an issuer's balance sheet, and (3) a profit and loss statement for either the fiscal year preceding the balance sheet or for the most recent fiscal year of operations.  We may not be able to secure a listing containing all of this information.  Furthermore, the manual exemption is a non issuer exemption restricted to secondary trading transactions, making it unavailable for issuers selling newly issued securities. Most of the accepted manuals are those published in Standard and Poor's, Moody's Investor Service, Fitch's Investment Service, and Best's Insurance Reports, and many states expressly recognize these manuals. A smaller number of states declare that they “recognize securities manuals” but do not specify the recognized manuals. The following states do not have any provisions and therefore do not expressly recognize the manual exemption: Alabama, California, Georgia, Illinois, Kentucky, Louisiana, Montana, South Dakota, Tennessee, Vermont and Wisconsin.

Accordingly, our shares should be considered totally illiquid, which inhibits investors’ ability to resell their shares.

We will be subject to penny stock regulations and restrictions and you may have difficulty selling shares of our common stock.

The SEC has adopted regulations which generally define so-called “penny stocks” to be an equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions.  We anticipate that our common stock will become a “penny stock”, and we will become subject to Rule 15g-9 under the Exchange Act, or the “Penny Stock Rule”. This rule imposes additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers. For transactions covered by Rule 15g-9, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to sale. As a result, this rule may affect the ability of broker-dealers to sell our securities and may affect the ability of purchasers to sell any of our securities in the secondary market.

For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the SEC relating to the penny stock market. Disclosure is also required to be made about sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

We do not anticipate that our common stock will qualify for exemption from the Penny Stock Rule. In any event, even if our common stock were exempt from the Penny Stock Rule, we would remain subject to Section 15(b)(6) of the Exchange Act, which gives the SEC the authority to restrict any person from participating in a distribution of penny stock, if the SEC finds that such a restriction would be in the public interest.

Sales of our common stock under Rule 144 could reduce the price of our stock.

There are 33,000 shares of our common stock held by non-affiliates, 192,000,000 shares held by affiliates and 100,000,000 shares of our preferred stock which is convertible into an additional 500,000,000 shares of common stock that Rule 144 of the Securities Act of 1933 defines as restricted securities.

20,000,000 newly issued shares are being registered in this offering, however all of the remaining shares will still be subject to the resale restrictions of Rule 144.  In general, persons holding restricted securities, including affiliates, must hold their shares for a period of at least six months, may not sell more than one percent of the total issued and outstanding shares in any 90-day period, and must resell the shares in an unsolicited brokerage transaction at the market price.  The availability for sale of substantial amounts of common stock under Rule 144 could reduce prevailing market prices for our securities.

Our Chief Executive Officer, Co-Presidents and Directors own a significant percentage of our outstanding voting securities which could reduce the ability of minority shareholders to effect certain corporate actions .

Our Chief Executive Officer, Co-Presidents and Directors own a majority of our outstanding voting securities. As a result, currently, and after the offering, they will possess a significant influence and can elect a majority of our board of directors and authorize or prevent proposed significant corporate transactions. Their ownership and control may also have the effect of delaying or preventing a future change in control, impeding a merger, consolidation, takeover or other business combination or discourage a potential acquirer from making a tender offer.

There may not be funds available for net income because our Officers and Directors maintain significant control and can determine their own salary and perquisites.

Our Officers and Directors own a majority of our outstanding voting securities. As a result, there may not be funds available for net income because they maintain significant control and can determine their own salary and perquisites.

Because our Officers and Directors hold a majority of our voting securities, it may not be possible to have adequate internal controls.

Section 404 of the Sarbanes-Oxley Act of 2002 ("Section 404") requires our management to report on the operating effectiveness of the Company's Internal Controls over financial reporting for the year ending December 31 following the year in which this registration statement is declared effective. We must establish an ongoing program to perform the system and process evaluation and testing necessary to comply with these requirements. However, because our Officers and Directors own a majority of our voting securities, and will continue to own the majority of our voting securities after the offering, it may not be possible to have adequate internal controls.  We cannot predict what affect this will have on our stock price.

We may, in the future, issue additional shares of common stock and preferred stock, which would reduce investors’ percent of ownership and may dilute our share value.

Our Articles of Incorporation, as amended, authorize the issuance of 800,000,000 shares of common stock.  As of the date of this prospectus the Company had 192,033,000 shares of common stock outstanding. Accordingly, we may issue up to an additional 607,967,000 shares of common stock. Similarly, our Articles of Incorporation, as amended, authorize the issuance of 100,000,000 shares of preferred stock. As of the date of this prospectus, the Company has 100,000,000 shares of preferred stock outstanding. Accordingly, the Company is not able to issue additional preferred stock without further amendment of the Articles of Incorporation. The future issuance of common stock or preferred stock may result in substantial dilution in the percentage of our voting securities held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock or preferred stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

We are subject to compliance with securities law, which exposes us to potential liabilities, including potential rescission rights.

We may offer to sell our common stock to investors pursuant to certain exemptions from the registration requirements of the Securities Act of 1933, as well as those of various state securities laws. The basis for relying on such exemptions is factual; that is, the applicability of such exemptions depends upon our conduct and that of those persons contacting prospective investors and making the offering. We may not seek any legal opinion to the effect that any such offering would be exempt from registration under any federal or state law. Instead, we may elect to rely upon the operative facts as the basis for such exemption, including information provided by investor themselves.

If any such offering did not qualify for such exemption, an investor would have the right to rescind its purchase of the securities if it so desired. It is possible that if an investor should seek rescission, such investor would succeed. A similar situation prevails under state law in those states where the securities may be offered without registration in reliance on the partial preemption from the registration or qualification provisions of such state statutes under the National Securities Markets Improvement Act of 1996. If investors were successful in seeking rescission, we would face severe financial demands that could adversely affect our business and operations. Additionally, if we did not in fact qualify for the exemptions upon which it has relied, we may become subject to significant fines and penalties imposed by the SEC and state securities agencies.

There is no current established trading market for our securities and if a trading market does not develop, purchasers of our securities may have difficulty selling their shares.

There is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if developed, may not be sustained.  While we intend to seek a quotation on the OTC Bulletin Board, there can be no assurance that any such trading market will develop, and purchasers of the shares may have difficulty selling their common stock should they desire to do so. No market makers have committed to becoming market makers for our common stock and none may do so.

Our common stock may be volatile, which substantially increases the risk that you may not be able to sell your shares at or above the price that you may pay for the shares.

Because of the limited trading market for our common stock and because of the possible price volatility, you may not be able to sell your shares of common stock when you desire to do so. The inability to sell your shares in a rapidly declining market may substantially increase your risk of loss because of such illiquidity and because the price for our Securities may suffer greater declines because of our price volatility.

The price of our common stock that will prevail in the market after this offering may be higher or lower than the price you may pay. Certain factors, some of which are beyond our control, that may cause our share price to fluctuate significantly include, but are not limited to the following:

-	Variations in our quarterly operating results;
-	Loss of key relationship or failure to complete significant transactions;
-	Additions or departures of key personnel; and
-	Fluctuations in stock market price and volume

Additionally, in recent years the stock market in general, and the over-the-counter markets in particular, have experienced extreme price and volume fluctuations. In some cases, these fluctuations are unrelated or disproportionate to the operating performance of the underlying company. These market and industry factors may materially and adversely affect our stock price, regardless of our operating performance. In the past, class action litigation often has been brought against companies following periods of volatility in the market price of those companies common stock. If we become involved in this type of litigation in the future, it could result in substantial costs and diversion of management attention and resources, which could have a further negative effect on your investment in our stock.

Because we do not intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. There is no assurance that stockholders will be able to sell shares when desired.

USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.10. The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by the Company. There is no guarantee that we will receive any proceeds from the offering.

	25% of Offering Sold	50% of Offering Sold	75% of Offering Sold	100% of Offering Sold
Offering Proceeds

Shares Sold	5,000,000	10,000,000	15,000,000	20,000,000
Gross Proceeds	$ 500,000	$ 1,000,000	$ 1,500,000	$ 2,000,000
Total Before Expenses	$ 500,000	$ 1,000,000	$ 1,500,000	$ 2,000,000

Offering Expenses
Legal & Accounting	$ 21,500	$ 21,500	$ 21,500	$ 21,500
Publishing/EDGAR	$ 2,000	$ 2,000	$ 2,000	$ 2,000
Transfer Agent	$ 1,250	$ 1,750	$ 2,500	$ 3,500
SEC Filing Fee	$ 50	$ 50	$ 50	$ 50
Total Operating Expenses	$ 24,800	$ 25,300	$ 26,050	$ 27,050

Net Offering Proceeds	$ 475,200	$ 974,700	$ 1,473,950	$ 1,972,950

Expenditures
Legal & Accounting	$ 35,000	$ 40,000	$ 45,000	$ 45,000
Office Lease & Equipment	$ 22,000	$ 25,000	$ 28,000	$ 31,000
Software Development	$ 142,580	$ 292,450	$ 442,245	$ 591,963
Marketing & Advertising	$ 205,359	$ 433,442	$ 680,759	$ 932,950
Misc. Expenses	$ 18,960	$ 38,890	$ 58,800	$ 78,700
Salaries & Commissions	$ 51,301	$ 144,918	$ 219,146	$ 293,337
Total Expenditures	$ 475,200	$ 974,700	$ 1,473,950	$ 1,972,950

Net Remaining Proceeds	$ -	$ -	$ -	$ -

The above figures represent only estimated costs. Currently, we do not have any commitments or prospective commitments for additional financing. Therefore, management believes that the Company will not be able to cover our general and/or administrative expenses if sufficient offering proceeds are not obtained. The expected use of net proceeds from this offering represents our intentions based upon our current plans and business conditions. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including the status of and results from operations. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering. We may find it necessary or advisable to use the net proceeds from this offering for other purposes, and we will have broad discretion in the application of net proceeds from this offering. Furthermore, we anticipate that we will need to secure additional funding for the fully implement our business plan.

In the event we are not successful in selling all of the securities we would utilize any available funds raised in the following order of priority:

-	for general and administrative expenses, including legal and accounting fees and administrative support expenses incurred in connection with our reporting obligations with the SEC
-	for costs related to the development of our mobile application
-	for marketing and sales

DETERMINATION OF OFFERING PRICE

Our management has determined the offering price for the common shares being sold in this offering.  The price of the shares we are offering was arbitrarily determined. The offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value. The factors considered were:

-	our lack of operating history
-	our cumulative loss of ($196,466) since inception; and
-	the degree of competition within our industry

The offering price does not bear any relationship to our assets, results of operations, or book value, or to any other generally accepted criteria of valuation. Prior to this offering, there has been no market for our securities.

DIVIDEND POLICY

We have never paid or declared any cash dividends on our common stock, and we do not anticipate paying any cash dividends on our common stock in the foreseeable future. We intend to retain all available funds and any future earnings to fund the development and expansion of our business. Any future determination to pay dividends will be at the discretion of our board of directors and will depend upon a number of factors, including our results of operations, financial condition, future prospects, contractual restrictions, restrictions imposed by applicable law and other factors our board of directors deems relevant.

DILUTION

If you purchase any of the shares offered by this prospectus, your ownership interest will be diluted to the extent of the difference between the initial public offering price per share and the pro forma as adjusted net tangible book value per share of our common stock immediately after this offering. Dilution results from the fact that the initial public offering price per share is substantially in excess of the book value per share attributable to the existing stockholder for the presently outstanding stock. As of September 30, 2014, our net tangible book value was ($162,295) or ($0.0009) share of common stock. Net tangible book value per share represents the amount of our total tangible assets (excluding deferred offering costs) less total liabilities, divided by 192,033,000 number of shares of common stock outstanding at September 30, 2014.

The following table sets forth as of June 30, 2014 , the number of shares of common stock purchased from us and the total consideration paid by our existing stockholder and by new investors in this offering if new investors purchase 25%, 50%, 75% or 100% of the offering, after deduction of offering expenses, assuming a purchase price in this offering of $0.10 share of common stock.

	25% of Offering Sold	50% of Offering Sold	75% of Offering Sold	100% of Offering Sold
Offering Price Per share	$ 0.10	$ 0.10	$ 0.10	$ 0.10
Post Offering Net Tangible Book Value	$ 332,737	$ 832,737	$ 1,332,737	$ 1,832,737
Post Offering Net Tangible Book Value Per Share	$ 0.0017	$ 0.0041	$ 0.0064	$ 0.0086
Pre-Offering Net Tangible Book Value Per Share	$ (0.0009)	$ (0.0009)	$ (0.0009)	$ (0.0009)
Increase (Decrease) Net Tangible Book Value Per Share After Offering for Original Shareholder	$ 0.0026	$ 0.0050	$ 0.0073	$ 0.0095
Dilution Per Share for New Shareholders	$ 0.098	$ 0.096	$ 0.094	$ 0.091
Percentage Dilution Per Share for New Shareholders	98.31%	95.88%	93.56%	91.36%

Capital Contribution by Purchasers of Shares	$ 500,000	$ 1,000,000	$ 1,500,000	$ 2,000,000
Capital Contribution by Existing Shares	$ 19,200	$ 19,200	$ 19,200	$ 19,200
% Contribution by Purchasers of Shares	96.30%	98.12%	98.74%	99.05%
% Contribution by Existing Shareholder	3.70%	1.88%	1.26%	0.95%
# of Shares After Offering Held by Public Investors	5,000,000	10,000,000	15,000,000	20,000,000
# of Shares After Offering Held by Existing Investors	192,033,000	192,033,000	192,033,000	192,033,000
Total Shares Issued and Outstanding	197,033,000	202,033,000	207,033,000	212,033,000
% of Shares - Purchasers After Offering	2.54%	4.95%	7.25%	9.43%
% of Shares - Existing Shareholder After Offering	97.46%	95.05%	92.75%	90.57%

PLAN OF DISTRIBUTION

This prospectus relates to the sale of 20,000,000 shares of our common stock.

We will sell the common shares ourselves and do not plan to use underwriters or pay any commissions. We will be selling our common shares using our best efforts and no one has agreed to buy any of our common shares. This prospectus permits our officers and directors to sell the common shares directly to the public, with no commission or other remuneration payable to them for any common shares they may sell. There is no plan or arrangement to enter into any contracts or agreements to sell the common shares with a broker or dealer. Our officers and directors will sell the common shares and intend to offer them to friends, family members and business acquaintances. There is no minimum amount of common shares we must sell so no money raised from the sale of our common shares will go into escrow, trust or another similar arrangement.

The common shares are being offered by Blaine Nabors, an officer and director of the registrant. Mr. Nabors will be relying on the safe harbor in Rule 3a4-1 of the Securities Exchange Act of 1934 to sell the common shares. No sales commission will be paid for common shares sold by Mr. Nabors. Mr. Nabors is not subject to a statutory disqualification and is not associated persons of a broker or dealer.

Additionally, Mr. Nabors primarily performs substantial duties on behalf of the registrant otherwise than in connection with transactions in securities. Mr. Nabors has not been a broker or dealer or an associated person of a broker or dealer within the preceding 12 months and they have not participated in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraph (a)4(i) or (a)4(iii) of Rule 3a4-1 of the Securities Exchange Act of 1934.

The offering will commence on the effective date of this prospectus and will terminate on or before _______________

These are no finders.

Under the rules of the Securities and Exchange Commission, our common stock will come within the definition of a “penny stock” because the price of our common stock is below $5.00 per share. As a result, our common stock will be subject to the "penny stock" rules and regulations. Broker-dealers who sell penny stocks to certain types of investors are required to comply with the Commission’s regulations concerning the transfer of penny stock. These regulations require broker-dealers to:

- Make a suitability determination prior to selling penny stock to the purchaser;

- Receive the purchaser’s written consent to the transaction; and

- Provide certain written disclosures to the purchaser.

These requirements may restrict the ability of broker/dealers to sell our common stock, and may affect the ability to resell our common stock.

OTC Bulletin Board Considerations

To be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. We anticipate that after this registration statement is declared effective, market makers will enter “piggyback” quotes and our securities will thereafter trade on the OTC Bulletin Board.

The OTC Bulletin Board is separate and distinct from the NASDAQ stock market. NASDAQ has no business relationship with issuers of securities quoted on the OTC Bulletin Board. The SEC’s order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on the OTC Bulletin Board.

Although the NASDAQ stock market has rigorous listing standards to ensure the high quality of its issuers, and can delist issuers for not meeting those standards, the OTC Bulletin Board has no listing standards. Rather, it is the market maker who chooses to quote a security on the system, files the application, and is obligated to comply with keeping information about the issuer in its files. FINRA cannot deny an application by a market maker to quote the stock of a company. The only requirement for inclusion in the bulletin board is that the issuer be current in its reporting requirements with the SEC.

Although we anticipate listing on the OTC Bulletin board will increase liquidity for our stock, investors may have greater difficulty in getting orders filled because it is anticipated that if our stock trades on a public market, it initially will trade on the OTC Bulletin Board rather than on NASDAQ. Investors’ orders may be filled at a price much different than expected when an order is placed. Trading activity in general is not conducted as efficiently and effectively as with NASDAQ-listed securities.

Investors must contact a broker-dealer to trade OTC Bulletin Board securities. Investors do not have direct access to the bulletin board service. For bulletin board securities, there only has to be one market maker.

Bulletin board transactions are conducted almost entirely manually. Because there are no automated systems for negotiating trades on the bulletin board, they are conducted via telephone. In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders. Therefore, when investors place market orders - an order to buy or sell a specific number of shares at the current market price - it is possible for the price of a stock to go up or down significantly during the lapse of time between placing a market order and getting execution.

Because bulletin board stocks are usually not followed by analysts, there may be lower trading volume than for NASDAQ-listed securities.

There is no guarantee that our stock will ever be quoted on the OTC Bulletin Board.

Blue Sky Law Considerations

The holders of our shares of common stock and persons who desire to purchase them in any trading market that might develop in the future should be aware that there may be significant state law restrictions upon the ability of investors to resell our shares. Accordingly, even if we are successful in having the Shares available for trading on the OTCBB, investors should consider any secondary market for the Company's securities to be a limited one. There is no guarantee that our stock will ever be quoted on the OTC Bulletin Board.  We intend to seek coverage and publication of information regarding the company in an accepted publication which permits a "manual exemption”. This manual exemption permits a security to be distributed in a particular state without being registered if the company issuing the security has a listing for that security in a securities manual recognized by the state. However, it is not enough for the security to be listed in a recognized manual. The listing entry must contain (1) the names of issuers, officers, and directors, (2) an issuer's balance sheet, and (3) a profit and loss statement for either the fiscal year preceding the balance sheet or for the most recent fiscal year of operations. We may not be able to secure a listing containing all of this information. Furthermore, the manual exemption is a non issuer exemption restricted to secondary trading transactions, making it unavailable for issuers selling newly issued securities. Most of the accepted manuals are those published in Standard and Poor's, Moody's Investor Service, Fitch's Investment Service, and Best's Insurance Reports, and many states expressly recognize these manuals. A smaller number of states declare that they “recognize securities manuals” but do not specify the recognized manuals. The following states do not have any provisions and therefore do not expressly recognize the manual exemption: Alabama, Georgia, Illinois, Kentucky, Louisiana, Montana, South Dakota, Tennessee, Vermont and Wisconsin.

We currently do not intend to and may not be able to qualify securities for resale in other states which require shares to be qualified before they can be resold by our shareholders.

Information you should get

In addition to this statement, your broker is required to give you a statement of your financial situation and investment goals explaining why his or her firm has determined that penny stocks are a suitable investment for you. In addition, your broker is required to obtain your agreement to the proposed penny stock transaction.

Before you buy penny stock, federal law requires your salesperson to tell you the “offer” and the “bid” on the stock, and the “compensation” the salesperson and the firm receive for the trade. The firm also must send a confirmation of these prices to you after the trade. You will need this price information to determine what profit or loss, if any, you will have when you sell your stock.

The offer price is the wholesale price at which the dealer is willing to sell stock to other dealers. The bid price is the wholesale price at which the dealer is willing to buy the stock from other dealers. In its trade with you, the dealer may add a retail charge to these wholesale prices as compensation (called a “markup” or “markdown”).

The difference between the bid and the offer price is the dealer’s “spread.” A spread that is large compared with the purchase price can make a resale of a stock very costly. To be profitable when you sell, the bid price of your stock must rise above the amount of this spread and the compensation charged by both your selling and purchasing dealers. Remember that if the dealer has no bid price, you may not be able to sell the stock after you buy it, and may lose your whole investment.

After you buy penny stock, your brokerage firm must send you a monthly account statement that gives an estimate of the value of each penny stock in your account, if there is enough information to make an estimate. If the firm has not bought or sold any penny stocks for your account for six months, it can provide these statements every three months.

Additional information about low-priced securities – including penny stocks – is available on the SEC’s Web site at http://www.sec.gov/investor/pubs/microcapstock.htm. In addition, your broker will send you a copy of this information upon request. The SEC encourages you to learn all you can before making this investment.

Brokers’ duties and customer’s rights and remedies.

Remember that your salesperson is not an impartial advisor – he or she is being paid to sell you stock. Do not rely only on the salesperson, but seek outside advice before you buy any stock. You can get the disciplinary history of a salesperson or firm from FINRA at 1-800-289-9999 or contact FINRA via the Internet at www.finra.org. You can also get additional information from your state securities official. The North American Securities Administrators Association, Inc. can give you contact information for your state. You can reach NASAA at (202) 737-0900 or via the Internet at www.nasaa.org.

If you have problems with a salesperson, contact the firm’s compliance officer. You can also contact the securities regulators listed above. Finally, if you are a victim of fraud, you may have rights and remedies under state and federal law. In addition to the regulators listed above, you also may contact the SEC with complaints at (800) SEC-0330 or via the Internet at help@sec.gov.

DESCRIPTION OF SECURITIES

The following description as a summary of the material terms of the provisions of our Articles of Incorporation and Bylaws.  The Articles of Incorporation and Bylaws have been filed as exhibits to the registration statement of which this prospectus is a part.

Common Stock

We are authorized to issue 800,000,000 shares of common stock with $.0001 par value per share. As of the date of this registration statement, there were 192,033,000 shares of common stock issued and outstanding.

Each share of common stock entitles the holder to one vote, either in person or by proxy, at meetings of shareholders. The holders are not permitted to vote their shares cumulatively. Accordingly, the shareholders of our common stock who hold, in the aggregate, more than fifty percent of the total voting rights can elect all of our directors and, in such event, the holders of the remaining minority shares will not be able to elect any of such directors. The vote of the holders of a majority of the issued and outstanding shares of common stock entitled to vote thereon is sufficient to authorize, affirm, ratify or consent to such act or action, except as otherwise provided by law.

Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available. We have not paid any dividends since our inception, and we presently anticipate that all earnings, if any, will be retained for development of our business. Any future disposition of dividends will be at the discretion of our Board of Directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors.

Holders of our common stock have no preemptive rights or other subscription rights, conversion rights, redemption or sinking fund provisions. Upon our liquidation, dissolution or windup, the holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to shareholders after the payment of all of our debts and other liabilities. There are not any provisions in our Articles of Incorporation or our Bylaws that would prevent or delay change in our control.

Upon completion of the offering, Cathedral Stock Transfer, LLC will act as the registrant's transfer agent.

Preferred Stock

We are authorized to issue 100,000,000 shares of preferred stock with $0.0001 par value per share. As of the date of this registration statement, there were 100,000,000 shares of common stock issued and outstanding. The preferred stock issued is convertible into shares of the Company’s common stock at a ratio of 5 common shares for each 1 preferred share.

Shares of preferred stock may be issued from time to time in one or more series as may be determined by the board of directors. The board of directors may fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof without any further vote or action by the stockholders of the Company, except that no holder of preferred stock shall have preemptive rights. Any shares of preferred stock so issued would typically have priority over the common stock with respect to dividend or liquidation rights. Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of the Company without further action by the stockholders and may adversely affect the voting and other rights of the holders of common stock.

Although the Company’s board of directors is required to make any determination to issue such preferred stock based on its judgment as to the best interests of the stockholders of the Company, the board of directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock. The board of directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or otherwise.

BUSINESS OPERATIONS

The company was incorporated on February 21, 2014 in the state of Wyoming. From inception, the officers worked together to create a business plan that would meet the needs of the current online market. .

Due to startup costs, legal and accounting expenses, the company has suffered net losses of ($196,466) from inception to September 30, 2014

Services

The company will offer online internet dating services for their users that focus on their desire to meet new people. The company is committed to expanding the scope of services offered, while ensuring that it can support user relationships with best-in-class service.

Revenues

The company will generate revenue via different advertising networks as well as direct, user facing advertising.

Marketing Program

The primary objective of the company’s marketing program will be to establish the company as a leader in online dating services for users looking to meet new people online. This objective will be accomplished through a comprehensive public relations approach that includes, but is not limited to the following:

- media relations;

- conference and trade shows;

- proactive media outreach.

The PR program will use every opportunity to garner media coverage, increase visibility, and heighten awareness of the company and its services, technologies, and executives. The company will be presented to national and regional business, technology, and vertical-industry press. The goals of the company’s public relations program are:

- Clearly establish the registrant as a leading provider of online dating services

- Differentiate the registrant and its services from perceived competitors

- Create a greater awareness of the registrant with potential customers and partners

- Identify the company as strong, trusted, and progressive through its partnerships and services

Advertising

The company plans to implement strategic advertising campaigns focused on brand name recognition. Advertising campaigns will generally focus on print, using industry publications, although other means of advertising will also be considered and implemented. The company also plans to create a website as a means of advertising and as an electronic brochure for generating organic users and increasing market awareness.

Pricing

My Active Date will be a free of charge mobile application. There will be an option to purchase in app upgrades for the fixed price of $0.99.

Business Strategy

A dating site needs enough users in the same location to make membership worthwhile for any member. My Active Date will start our campaign in the 28 largest cities in North America with the goal to have over 750,000 users by the first year.

Our Media sources will include national TV commercials, viral video, talk shows with Racheal, magazine interviews and write ups and social networking sites. Our coverage will be as follows.

•	National TV- 200 30 sec spots per month
•	Viral Video- Monthly
•	Talk Shows- 1 to 2 per month
•	Magazine- 2 to 5 articles monthly
•	Social Media- Daily blogs

My Active Date will optimize search discovery through traditional search engines in order to direct website visitors directly to the app. We will also use other methods than paid advertising, such as trade shows, catalogs, word of mouth and network of friends or professionals.

Our Public Relations team will be generating press releases through specialist press coverage, such as magazines and TV talk shows. CNN, Money TV, Today Show, Forbes, MSN, CNBC and local news stations.

Our goal is to provide the most visibility to capture the eyes of our members. It makes sense to join our free application that provides a better service and easier use than to pay $60 a month with Match.com and eHarmony.

We have developed the following business strategies to achieve these objectives:

- Hire and retain highly qualified, experienced third party associates. We believe our highly qualified, experienced third party associates will provide us with a distinct competitive advantage. Therefore, one of our priorities is to attract and retain high-caliber application development professionals. We believe we will attract and retain qualified professionals by providing challenging work assignments, competitive compensation and benefits, and continuing education and training opportunities, while offering flexible work schedules and more control over choosing client engagements.

- Our objective is to build the My Active Date brand as the premier provider of online dating services. Our primary means of building our brand is by consistently providing high quality, value-added services to our clients. In addition, we will have ongoing marketing efforts that will reinforce the My Active Date brand.

Market Analysis

In order to determine and identify potential user group, the registrant has completed extensive market research to identify the below information:

- Who their major competitors are

- The advantages they have over major competitors

- Size and annual revenue of the online dating industry

- Comprehensive statistics relating to dating, men and women, online dating use

- Major problems within the online dating industry

- Flaws with the technical aspects of competitors online dating services

Sales Objectives

The registrant intends to introduce its mobile application to the marketplace after investment needs have been satisfied and development of the application has been completed.

The registrant’s path to revenue and growth will be through utilizing multiple different types of client facing advertising, embedded click campaigns, and multiple different marketing and public relations strategies.

Strategic Partners and Alliances

The registrant will leverage advertising and public relations alliances with companies whose capabilities complement its own, either by enhancing the registrant’s services, or by helping extend offerings to new geographies. By combining alliance partners’ products and services with the registrant’s capabilities and expertise, the registrant intends to create innovative, high-value online dating solutions for its users. Some alliances will be specifically aligned with the registrant’s offerings, thereby adding skills, technology and insights that are applicable across the mobile application industry.

Competition

The company competes with a number of businesses within the online dating mobile application industry. Each of these businesses is highly competitive on a national as well as international level. Many of the company’s competitors are national firms that are substantially larger such as Zoosk, eHarmony, Match.com, Our Time, and Mate 1.

While there can be no assurances that the company will ever be able to compete effectively or maintain or increase its market share, based on its competitive strengths, the company believes that it can develop the infrastructure and personnel to operate in this highly competitive industry. The ability to do so, however, depends upon the company’s ability to, among other things; successfully manage through the disruption and dislocation of the credit markets and the weak national and global economies.

The registrant intends to design a user-friendly application organized to exceed the needs of our customers.

Strategic Positioning

The company intends to capitalize on the opportunity the mobile application market presents through its strong growth outlook and need for innovative companies..

Competitive Advantages include:

- cost;

- uniqueness of service offering; and

- quality of service

THE COMPANY

Intellectual Property

At present, we do not have any patents, trademarks, licenses, franchises, concessions, and royalty agreements or labor contracts. We believe that the software code underlying our mobile application is proprietary, but we have not yet sought to file for protection of such code through a copyright or patent. We intend to file for a trademark for the My Active Date brand name.

Research and Development

We have not spent any funds on research and development.

Employees

With the exception of Blaine Nabors, Kailynn Bowling, and Tony Zandovskis, we have one employee. Rachel DeAlto is an part-time, unpaid, advisor who is an expert in dating and relationships but also brings communications experience to the table. We have no employment agreements with any of our management. Mr. Nabors, Ms. Bowling and Mr. Zandovskis will devote their full efforts and as much time as needed when operations and funding are available. We anticipate hiring additional employees in the next twelve months on a part-time basis only. We will hire necessary personnel based on an as needed basis only on a per contract basis to be compensated directly from revenues.

Reports to Security Holders

Through the filing of Form 8-A under the Exchange Act within 30-60 days following the effective date of the registration statement, we intend to become a fully reporting company under the requirements of the Exchange Act, and will file the necessary quarterly and other reports with the Securities and Exchange Commission. Although we will not be required to deliver our annual or quarterly reports to security holders, we intend to forward this information to security holders upon receiving a written request to receive such information. The reports and other information filed by us will be available for inspection and copying at the public reference facilities of the Securities and Exchange Commission located at 100 F Street N.E., Washington, D.C. 20549.

Copies of such material may be obtained by mail from the Public Reference Section of the Securities and Exchange Commission at 100 F. Street N.E., Washington, D.C. 20549, at prescribed rates. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. In addition, the Commission maintains a World Wide Website on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission.

Properties

Our corporate offices are located at 2647 Gateway Rd. Suite 105-401 in Carlsbad, California . Our telephone number is (713) 875-9200. Our corporate offices are provided free of charge by our Co-President Kailynn Bowling.

PLAN OF OPERATION

Business Plan

The Company plans to develop and operate a successful mobile dating application. The Company is currently working to develop its mobile application.

Potential Revenue

The Company intends to earn revenue from membership and advertising fees associated with its mobile application.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes, and other financial information included in this Form S-1.

Our Management’s Discussion and Analysis contains not only statements that are historical facts, but also statements that are forward-looking.  Forward-looking statements are, by their very nature, uncertain and risky.  These risks and uncertainties include international, national, and local general economic and market conditions; our ability to sustain, manage, or forecast growth; our ability to successfully make and integrate acquisitions; new product development and introduction; existing government regulations and changes in, or the failure to comply with, government regulations; adverse publicity; competition; the loss of significant customers or suppliers; fluctuations and difficulty in forecasting operating results; change in business strategy or development plans; business disruptions; the ability to attract and retain qualified personnel; the ability to protect technology; the risk of foreign currency exchange rate; and other risks that might be detailed from time to time in our filing with the Securities and Exchange Commission.

Although the forward-looking statements in this Registration Statement reflect the good faith judgment of our management, such statements can only be based on facts and factors currently known by them.  Consequently, and because forward-looking statements are inherently subject to risks and uncertainties, the actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements.  You are urged to carefully review and consider the various disclosures made by us in this report and in our other reports as we attempt to advise interested parties of the risks and factors that may affect our business, financial condition, and results of operations and prospects.

The Company is a development-stage company and was incorporated in the State of Wyoming on February 21, 2014. As of the periods from inception, February 21, 2014 (inception) through the period ending September 30, 2014, the Company did not generate any revenue and incurred a loss of ($196,466), as part of its development stage activities.

The Company’s independent auditors have expressed substantial doubt as to the ability of the Company to continue as a going concern. Unless the Company is able to generate sufficient cash flow from operations and/or obtain additional financing, there is a substantial doubt as to the ability of the company to continue as a going concern.

Revenues and Losses

The Company has generated no revenues. The Company has focused its efforts to date on conducting market research and the development of its mobile application, and the Company has devoted little attention or resources to sales and marketing or generating near-term revenues and profits.

The Company has posted a cumulative loss of ($196,466) since its inception.

Equipment Financing

The Company has no existing equipment financing arrangements.

Pricing

The Company will offer its membership at $0.99

Income & Operation Taxes

We are subject to income taxes in the U.S.

Potential Revenue

The Company intends to earn potential revenue from memberships and advertising fees associated with its mobile application and advertisements

Alternative Financial Planning

The Company has no alternative financial plans at the moment. If the Company is not able to successfully raise monies as needed through a private placement or other securities offering (including, but not limited to, a primary public offering of securities), the Company’s ability to survive as a going concern and implement any part of its business plan or strategy will be severely jeopardized.

Critical Accounting Policies

The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires making estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. The estimates are based on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis of making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Development Stage and Capital Resources

Since its inception, the Company has devoted substantially all of its efforts to business planning, research and development, recruiting management and staff and raising capital. Accordingly, the Company is considered to be in the development stage. The Company has not generated revenues from its operations, and there is no assurance of future revenues.

The Company’s proposed activities will necessitate significant uses of capital beyond 2014.

There is no assurance that the Company’s activities will generate sufficient revenues to sustain its operations without additional capital, or if additional capital is needed, that such funds, if available, will be obtainable on terms satisfactory to the Company. Accordingly, given the Company’s limited cash and cash equivalents on hand, the Company will be unable to implement its business plans and proposed operations unless it obtains additional financing or otherwise is able to generate revenues and profits. The Company may raise additional capital through sales of debt or equity, obtain loan financing or develop and consummate other alternative financial plans.

Liquidity

	As of June 30, 2014	As of September 30, 2014
Current Ratio*	-	-
Total Debt/Equity Ratio**	(1)	(1)
Total Working Capital***	($162,295)	($159,945)

______

*Current Ratio = Current Assets /Current Liabilities.

** Total Debt / Equity = Total Liabilities / Total Shareholders Equity.

*** Working Capital = Current Assets – Current Liabilities.

Discussion of the Period since Inception until September 30, 2014

The Company did not generate revenues during the nine months ended September 30, 2014

During the period ended September 30, 2014, the Company posted operating loss of ($196,466). The Company’s significant increase in operating loss during this period is attributed mainly to web development fees and legal and professional fees related to becoming a reporting company. The company expensed $114,054 relating to organizational, startup and offering costs

During the period the Company generated cash of $39,171 from financing activities. The increase mainly represents cash raised through the sale of its voting securities to its three officers.

The Company incurred no capital expenditures during the period.

The Company does not anticipate that it will generate revenue sufficient to cover its planned operating expenses, and the Company must obtain additional financing in order to develop and implement its business plan and proposed operations. If the Company is not successful in generating sufficient revenues and/or obtaining additional funding to develop its business plan and proposed operations, this could have a material adverse effect on its business, results of operations liquidity and financial condition.

To meet our need for cash we are attempting to raise money from this offering. If we are unable to successfully find customers we may quickly use up the proceeds from this offering and will need to find alternative sources. At the present time, we have not made any arrangements to raise additional cash, other than through this offering. If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash, or cease operations entirely.

After the effectiveness of our registration statement by the Securities and Exchange Commissions, we intend to concentrate our efforts on raising capital. During this period, our operations will be limited due to the limited amount of funds on hand. Upon completion of our public offering, our specific goal is to further develop and market our mobile application.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

The board of directors elects our executive officers annually.  A majority vote of the directors who are in office is required to fill vacancies.  Each director shall be elected for the term of one year, and until his successor is elected and qualified, or until his earlier resignation or removal. Our directors and executive officers are as follows:

Name	Age	Position
Blaine Nabors	50	Chief Executive Officer, Director
Kailynn Bowling	35	Co-President, Director and Secretary
Tony Zandovskis	41	Co-President, Director

Blaine Nabors, Chief Executive Officer

Mr Nabors has over 20 years’ experience guiding early stage ventures. Most recently, was the head Business Development for Immunotech Labs, Inc..Blaine's primary responsibility includes the implementation of FDA process and other business development efforts. Prior to joining Immunotech, he was the Owner and Chief Executive Officer of the Nabors Group, a capital markets advisory and investor relations firm. While there, Mr. Nabors was responsible for the overall growth and direction of his clients marketing initiatives, strategic partnerships, and media image. Before forming the Nabors Group, he served as CEO and Owner of Nabors Homes, where Mr. Nabors built custom homes in exclusive neighborhoods in Houston, Texas.

Kailynn Bowling, Co-President, Director and Secretary

Ms. Bowling of ChicBlvd Inc. which founded and has ownership in divisions – ChicBlvd Magazine (www.chicblvd.com), ChicExecs.com PR (www.chicexecs.com) and Fashion Audio LLC (www.chicbuds.com). After graduating with honors from high school and attending Mt. San Antonio College, she went into finance with the largest mortgage company in the United States. From loan processor she made her way into a corporate executive position. Ms. Bowling’s personable and compassionate nature led her to focus on working with the government and media sources, making low income housing affordable to families in need, setting up a new program which was the first of its kind in Texas. Leaving finance to pursue Entrepreneurship in 2005, Ms. Bowling co-founded the first woman owned and targeted electronics company. In 2006 the first brand chicBuds was up and running while in 2011 a partnership with Innovate Partners created Fashion Audio LLC as a power player in electronics. ChicExecs was born out of a culmination of experience through the founder’s marketing experience, ChicBlvd Magazine, as well as a successful product launch—ChicBuds fashion electronics (www.chicbuds.com). This bird’s eye view into all areas of a successful product launch and brand growth, provided an opportunity for ChicExecs to recognize an underserved need which led to the creation of ChicExecs company servicing entrepreneurs as well as established businesses. ChicExecs has partnerships with 500,000 media, 20,000 retailers and 10,000 small business companies.

Tony Zandovskis, Co-President, Director and Secretary

Mr. Zandovskis has worked in real estate and real estate finance. Working with a number of the largest banks in the country, Tony cultivated long lasting relationships that assisted him in facilitating the needs of his clients over a very prosperous eighteen year span as Sr. loan officer with premier southern California and Hawaii brokers. A native North County of San Diego, Tony has spent the past eighteen years putting his entrepreneurial skills to work cultivating long term relationships that assisted him in facilitating the needs of his clients in both the Real Estate Finance and Real Estate arena.

Code of Ethics Policy

We have not yet adopted a code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions.

Corporate Governance

There have been no changes in any state law or other procedures by which security holders may recommend nominees to our board of directors. In addition to having no nominating committee for this purpose, we currently have no specific audit committee and no audit committee financial expert. Based on the fact that our current business affairs are simple, any such committees are excessive and beyond the scope of our business and needs.

Family Relationships

None

Involvement in Certain Legal Proceedings

No officer, director, or persons nominated for such positions, promoter or significant employee has been involved in the last ten years in any of the following:

•	Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time,

•	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses),

•	Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities,

•	Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

•	Having any government agency, administrative agency, or administrative court impose an administrative finding, order, decree, or sanction against them as a result of their involvement in any type of business, securities, or banking activity.

•	Being the subject of a pending administrative proceeding related to their involvement in any type of business, securities, or banking activity.

•	Having any administrative proceeding been threatened against you related to their involvement in any type of business, securities, or banking activity.

Executive Compensation

The Board of Directors passed a corporate resolution on February 21, 2014 to compensate the officers and directors of the company $7,000 per month effective March 1, 2014. The initial months compensation were offset by amounts owed to the Company for Common and Preferred Stock and the balance of the fees are still owed by the Company. No direct compensation has been paid by the Company to any of its officers to date.

On February 21, 2014 the Company issued 192,000,000 of its authorized common stock to Tony Zandovskis, Kailynn Bowling and Blaine Nabors in exchange for $19,200. This subscription receivable was paid for reducing service fees owed by the Company. On February 23, 2014 the Company issued 100,000,000 of its Preferred Stock with voting rights of 5 for 1 common shares. These shares were issued in exchange for service fees owed to Tony Zandovskis, Kailynn Bowling and Blaine Nabors in the amount of $10,000.

We may elect to award a cash bonus to key employees, directors, officers and consultants based on meeting individual and corporate planned objectives.

We do not have any standard arrangements by which directors are compensated for any services provided as a director. No cash has been paid to the directors in their capacity as such.

SECURITY OWNERSHIP OF CERTAIN BENEFCIAL OWNERS AND MANAGEMENT

The following tables set forth the ownership, as of the date of this prospectus, of our common stock by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, our directors, and our executive officers and directors as a group.  To the best of our knowledge, the persons named have sole voting and investment power with respect to such shares, except as otherwise noted.  There are not any pending or anticipated arrangements that may cause a change in control.

The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the Securities and Exchange Commission and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within 60 days through the conversion or exercise of any convertible security, warrant, option or other right. More than one person may be deemed to be a beneficial owner of the same securities. The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within 60 days, by the sum of the number of shares outstanding as of such date plus the number of shares as to which such person has the right to acquire voting or investment power within 60 days. Consequently, the denominator used for calculating such percentage may be different for each beneficial owner. Except as otherwise indicated below and under applicable community property laws, we believe that the beneficial owners of our common stock listed below have sole voting and investment power with respect to the shares shown.  The business address of the shareholders is 2647 Gateway Rd. Suite 105-401 Carlsbad, California.

Name	No. Common Shares Beneficially Owned	No. of Preferred Shares Beneficially Owned	Preferred Shares As-Converted	Percentage of Total Voting Securities Outstanding
Blaine Nabors	64,000,000	10,000,000	50,000,000	16%
Kailynn Bowling	64,000,000	45,000,000	225,000,000	42%
Tony Zandovskis	64,000,000	45,000,000	225,000,000	42%

This table is based upon information derived from our stock records. Unless otherwise indicated in the footnotes, if any, to this table and subject to community property laws where applicable, each of the shareholders named in this table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned. Except as set forth above, applicable percentages are based upon 192,033,000 of shares of common stock outstanding as of September 30, 2014 and 100,000,000 shares of preferred stock (convertible into shares of common stock on a 5 for 1 basis) as of September 30, 2014.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Director Independence

The registrant's board of directors consists of Blaine Nabors, Kailynn Bowling and Tony Zandovskis. Each of the directors are not independent as such term is defined by a national securities exchange or an inter-dealer quotation system.

On February 21, 2014 the Company issued 192,000,000 of its authorized common stock to Tony Zandovskis, Kailynn Bowling and Blaine Nabors in exchange for $19,203. On February 23, 2014 the Company issued 100,000,000 of its Preferred Stock with voting rights of 5 for 1 common shares to the same individuals. These shares were issued in exchange for service fees owed to Tony Zandovskis, Kailynn Bowling and Blaine Nabors in the amount of $10,000.

Advances from related party

The Board of Directors passed a corporate resolution on February 21, 2014 to compensate the officers and directors of the company $7,000 per month effective March 1, 2014. The initial fees were offset by amounts owed to the Company for Common and Preferred Stock and the balance of the fees are still owed by the Company.

Our Officer and Director Kailynn Bowling has paid corporate expenses of $4,968 directly with her own credit card. We have established a note to repay those amounts due January 1, 2016 with zero percent interest.

Mr. Nabors, our Chief Executive Officer and Director has also given us a verbal commitment that he will loan us up to $5,000 as needed to pay any additional expenses. . There can be no guarantee, however, that Mr. Nabors will ever be extend a loan to the company. There will be no due date for the repayment of the funds advanced by Mr. Nabors. Mr. Nabors will be repaid by revenues from operations if and when we generate enough revenues to pay the obligation. The loan will carry a per annum interest rate of seven (7%) percent. There are no written agreements with Mr. Nabors. Management is of the opinion that the terms of the verbal agreement are as favorable as those that could be obtained from unrelated parties.

Related party lease

The registrant leases office space pursuant to an unwritten lease with our Co-President, Director and Secretary Kailynn Bowling

INTEREST OF NAMED EXPERTS

The financial statements for the period from inception to September 30, 2014 included in this prospectus have been audited by Travis Green, DKM certified public accountants, 2451 N. McMullen Booth Road, Suite 308, Clearwater, Florida, who is a certified public accountant, to the extent and for the periods set forth in our report and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

The legality of the shares offered under this registration statement is being passed upon by Adam S. Tracy, Esq., Securities Compliance Group, Ltd., 520 W. Roosevelt Road, Suite 201, Wheaton, IL 60187 (888) 978-9901. Mr. Tracy does not own any shares of the company.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant as provided in the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such

 MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

There is no established public trading market for our securities and a regular trading market may not develop, or if developed, may not be sustained.  A shareholder in all likelihood, therefore, will not be able to resell his or her securities should he or she desire to do so when eligible for public resales. Furthermore, it is unlikely that a lending institution will accept our securities as pledged collateral for loans unless a regular trading market develops.

Penny Stock Considerations

Our shares will be "penny stocks", as that term is generally defined in the Securities Exchange Act of 1934 to mean equity securities with a price of less than $5.00.  Thus, our shares will be subject to rules that impose sales practice and disclosure requirements on broker-dealers who engage in certain transactions involving a penny stock.

Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer must make a special suitability determination regarding the purchaser and must receive the purchaser's written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt.

In addition, under the penny stock regulations, the broker-dealer is required to:

•	Deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt;

•	Disclose commissions payable to the broker-dealer and our registered representatives and current bid and offer quotations for the securities;

•	Send monthly statements disclosing recent price information pertaining to the penny stock held in a customer's account, the account's value, and information regarding the limited market in penny stocks; and

•	Make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction, prior to conducting any penny stock transaction in the customer's account.

Because of these regulations, broker-dealers may encounter difficulties in their attempt to sell shares of our Common Stock, which may affect the ability of selling shareholders or other holders to sell their shares in the secondary market, and have the effect of reducing the level of trading activity in the secondary market.  These additional sales practice and disclosure requirements could impede the sale of our securities, if our securities become publicly traded.  In addition, the liquidity for our securities may be decreased, with a corresponding decrease in the price of our securities.  Our shares in all probability will be subject to such penny stock rules and our shareholders will, in all likelihood, find it difficult to sell their securities.

 OTC Bulletin Board Qualification for Quotation

To have our shares of Common Stock on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our Common Stock.  We have engaged in preliminary discussions with a FINRA Market Maker to file our application on Form 211 with FINRA, but as of the date of this Prospectus, no filing has been made.  Based upon our counsel's prior experience, we anticipate that after this registration statement is declared effective, it will take approximately 2 - 8 weeks for FINRA to issue a trading symbol and allow sales of our Common Stock under Rule 144.  There is no guarantee that our stock will ever be quoted on the OTC Bulletin Board.

Sales of our common stock under Rule 144

There are 33,000 shares of our common stock held by non-affiliates and 192,000,000 shares held by affiliates that Rule 144 of the Securities Act of 1933 defines as restricted securities. In addition, there are 100,000,000 shares of our preferred stock held by affiliates, which is convertible into an additional 500,000,000 shares of our common stock, all of which would also be deemed restricted.

Zero (0) of our shares held by non-affiliates and zero (0) shares held by management and their affiliates are being registered in this offering, however all of the remaining shares will still be subject to the resale restrictions of Rule 144.  In general, persons holding restricted securities, including affiliates, must hold their shares for a period of at least six months, may not sell more than one percent of the total issued and outstanding shares in any 90-day period, and must resell the shares in an unsolicited brokerage transaction at the market price.  The availability for sale of substantial amounts of common stock under Rule 144 could reduce prevailing market prices for our securities.

Holders

As of the date of this registration statement, we had 30 shareholders of record.

Dividends

We have not declared any cash dividends on our common stock since our inception and do not anticipate paying such dividends in the foreseeable future.  We plan to retain any future earnings for use in our business.  Any decisions as to future payments of dividends will depend on our earnings and financial position and such other facts, as the Board of Directors deems relevant.

Reports to Shareholders

As a result of this offering and assuming the registration statement is declared effective before September 30, 2014 as required under Section 15(d) of the Securities Exchange Act of 1934, we will file periodic reports with the Securities and Exchange Commission through September 30, 2014. At or prior to September 30, 2014, we intend voluntarily to file a registration statement on Form 8-A which will subject us to all of the reporting requirements of the 1934 Act. This will require us to file quarterly and annual reports with the SEC and will also subject us to the proxy rules of the SEC. In addition, our officers, directors and 10% stockholders will be required to submit reports to the SEC on their stock ownership and stock trading activity.  We are not required under Section 12(g) or otherwise to become a mandatory 1934 Act filer unless we have more than 500 shareholders and total assets of more than $10 million on September 30, 2014.  If we do not file a registration statement on Form 8-A at or prior to September 30, 2014, we will continue as a voluntary reporting company and will not be subject to the proxy statement or other information requirements of the 1934 Act, our securities can no longer be quoted on the OTC Bulletin Board, and our officers, directors and 10% stockholders will not be required to submit reports to the SEC on their stock ownership and stock trading activity.

Where You Can Find Additional Information

We have filed with the Securities and Exchange Commission a registration statement on Form S-1.  For further information about us and the shares of common stock to be sold in the offering, please refer to the registration statement and the exhibits and schedules thereto. The registration statement and exhibits may be inspected, without charge, and copies may be obtained at prescribed rates, at the SEC's Public Reference Room at 100 F St., N.E., Washington, D.C. 20549.  The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The registration statement and other information filed with the SEC are also available at the web site maintained by the SEC at http://www.sec.gov.

Financial Statements

My Active Date, Inc.

February 21, 2014(inception) to September 30, 2014 (audited)

My Active Date, Inc.

MY ACTIVE DATE, INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET

September 30, 2014

Assets

Total Assets	$0

Liabilities and Equity(Deficit)

Current liabilities
Accrued Expenses	$156,551
Accounts Payable	744
Convertible Notes Payable	5,000
Total Current Liabilities	162,295

Long Term Liabilities
Related Party Loan payable	4,968
Total Long Term Liabilities	4,968

Total Liabilities	167,263

Commitments and Contingencies - Note 7
My Active Date, Inc. Stockholders' Deficit
Preferred Stock, $0.0001 par value; 100,000,000 shares authorized
100,000,000 issued & outstanding 9/30/2014	10,000
Common Stock, $0.0001 par value; 800,000,000 shares authorized
192,033,000 issued & outstanding 9/30/2014	19,203
Accumulated deficit	(196,466)
Total Equity(Deficit)	(167,263)
Total liabilities and equity(Deficit)	$0

"The accompanying notes are an integral part of these financial statements"

MY ACTIVE DATE, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF OPERATIONS

From Inception (February 21, 2014) to September 30, 2014

Revenues	$0

Operating Expenses	196,466

Net Income(Loss) from Operations	(196,466)

Other Income(Expenses)
Interest Expense	0

Net Income(Loss) from Operations
Before Income Taxes	(196,466)

Tax Expense	0

Net Income(Loss)	$(196,466)

Basic and Diluted Loss Per Share	(0.00)

Weighted average number
of shares outstanding	192,033,000

"The accompanying notes are an integral part of these financial statements"

MY ACTIVE DATE, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CASH FLOWS

From Inception (February 21, 2014) to September 30, 2014

Cash flows from operating activities:
Net income (loss)	$(196,466)
Stock Issued for services	29,203

Increase(decrease) in accounts payable & accrued expenses	157,295
Net cash used in operating activities	(9,968)

Cash flows from investing activities:
None	0
Net cash provided(used) by investing activities	0

Cash flows from financing activities:
Proceeds from convertible loans	5,000
Proceeds from related party loans	4,968
Net cash provided(used) by financing activities	9,968

Increase in cash and equivalents	0

Cash and cash equivalents at beginning of period	0

Cash and cash equivalents at end of period	$0

"The accompanying notes are an integral part of these financial statements"

MY ACTIVE DATE, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CASH FLOWS - CONTINUED

From Inception (February 21, 2014) to September 30, 2014

SUPPLEMENTAL DISCLOSURE OFCASH FLOW INFORMATION

None	$0

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES

None	$0

"The accompanying notes are an integral part of these financial statements"

MY ACTIVE DATE, INC.
STATEMENT OF STOCKHOLDERS' EQUITY(DEFICIT)
(A DEVELOPMENT STAGE COMPANY)
FROM INCEPTION(FEBRUARY 21, 2014) TO SEPTEMBER 30, 2014

	Preferred Stock	Preferred Stock	Common Stock	Common Stock	Accumulated
	Shares	Amount	Shares	Amount	Deficit	Total

Initial Balances February 21, 2014(inception)	0	$0	0	$0	$0	$0
Capital stock issuance founders	0	0	192,033,000	19,203	0	19,203
Preferred stock issuance founders	100,000,000	10,000				10,000
Net Income(Loss) 2/21/2014 to 9/30/2014	0	0	0	0	(196,466)	(196,466)
Balances September 30, 2014	100,000,000	$10,000	192,033,000	$19,203	$(196,466)	$(167,263)

"The accompanying notes are an integral part of these financial statements"

 Note 1.     Organization, History and Business

MP Ventures, Inc. (“the Company”) was incorporated in Wyoming on February 21, 2014.

The Company was established for the purpose of providing on-line services to consumers.

Note 2.     Summary of Significant Accounting Policies

Revenue Recognition

Revenues are earned and are recognized in accordance with FASB ASC Topic 605 Revenue Recognition and Concepts Statement 5, Recognition and Measurement in Financial Statements of Business Enterprises, paragraph 83(b) states that “an entity’s revenue-earning activities involve delivering or producing goods, rendering services, or other activities that constitute its ongoing major or central operations, and revenues are considered to have been earned when the entity has substantially accomplished what it must do to be entitled to the benefits represented by the revenues”.

Accounts Receivable

Accounts receivable are reported at the customers’ outstanding balances, less any allowance for doubtful accounts.  Interest is not accrued on overdue accounts receivable.

Allowance for Doubtful Accounts

An allowance for doubtful accounts on accounts receivable is charged to operations in amounts sufficient to maintain the allowance for uncollectible accounts at a level management believes is adequate to cover any probable losses.  Management determines the adequacy of the allowance based on historical write-off percentages and information collected from individual customers.  Accounts receivable are charged off against the allowance when collectability is determined to be permanently impaired.

Stock Based Compensation

When applicable, the Company will account for stock-based payments to employees in accordance with ASC 718, “Stock Compensation” (“ASC 718”).  Stock-based payments to employees include grants of stock, grants of stock options and issuance of warrants that are recognized in the consolidated statement of operations based on their fair values at the date of grant.

The Company accounts for stock-based payments to non-employees in accordance with ASC 505-50, “Equity-Based Payments to Non-Employees.”  Stock-based payments to non-employees include grants of stock, grants of stock options and issuances of warrants that are recognized in the consolidated statement of operations based on the value of the vested portion of the award over the requisite service period as measured at its then-current fair value as of each financial reporting date.

The Company calculates the fair value of option grants and warrant issuances utilizing the Binomial pricing model.  The amount of stock-based compensation recognized during a period is based on the value of the portion of the awards that are ultimately expected to vest.  ASC 718 requires forfeitures to be estimated at the time stock options are granted and warrants are issued to employees and non-employees, and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates.  The term “forfeitures” is distinct from “cancellations” or “expirations” and represents only the unvested portion of the surrendered stock option or warrant.  The Company estimates forfeiture rates for all unvested awards when calculating the expense for the period.  In estimating the forfeiture rate, the Company monitors both stock option and

Note 2.     Summary of Significant Accounting Policies (continued)

warrant exercises as well as employee termination patterns.  The resulting stock-based compensation expense for both employee and non-employee awards is generally recognized on a straight-line basis over the period in which the Company expects to receive the benefit, which is generally the vesting period.

Loss per Share

The Company reports earnings (loss) per share in accordance with ASC Topic 260-10, "Earnings per Share." Basic earnings (loss) per share is computed by dividing income (loss) available to common shareholders by the weighted average number of common shares available. Diluted earnings (loss) per share is computed similar to basic earnings (loss) per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. Diluted earnings (loss) per share has not been presented since there are no dilutive securities.

Organization, Start-up and Offering Cost

The Company has a policy to expense organization, start-up and offering cost as incurred. To date for period February 21, 2014(inception) through September 30, 2014 the Company has incurred and expensed $114,054 in organization, start-up and offering cost. Any start up cost incurred during our formation period but prior to our actual incorporation date have been all been expensed to date.

Cash and Cash Equivalents

For purpose of the statements of cash flows, the Company considers cash and cash equivalents to include all stable, highly liquid investments with maturities of three months or less.

Concentration of Credit Risk

The Company primarily transacts its business with one financial institution. The amount on deposit in that one institution may from time to time exceed the federally-insured limit.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Business segments

ASC 280, “Segment Reporting” requires use of the “management approach” model for segment reporting. The management approach model is based on the way a company’s management organizes segments within the company for making operating decisions and assessing performance. The Company determined it has one operating segment as of September 30, 2014.

Note 2.     Summary of Significant Accounting Policies (continued)

Income Taxes

The Company accounts for its income taxes under the provisions of ASC Topic 740, “Income Taxes.” The method of accounting for income taxes under ASC 740 is an asset and liability method. The asset and liability method requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between tax bases and financial reporting bases of other assets and liabilities.

Recent Accounting Pronouncements

The Company continually assesses any new accounting pronouncements to determine their applicability to the Company. Where it is determined that a new accounting pronouncement affects the Company’s financial reporting, the Company undertakes a study to determine the consequence of the change to its financial statements and assures that there are proper controls in place to ascertain that the Company’s financials properly reflect the change. The Company currently does not have any recent accounting pronouncements that they are studying and feel may be applicable.

Note 3.     Income Taxes

Deferred income tax assets and liabilities are computed annually for differences between financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

The effective tax rate on the net loss before income taxes differs from the U.S. statutory rate as follows:

9/30/2014

U.S statutory rate	34%
Less valuation allowance	(34)%
Effective tax rate	0%

The significant components of deferred tax assets and liabilities are as follows:

9/30/2014
Deferred tax assets

Net operating losses	$(196,466)

Deferred tax liability	-
Net deferred tax assets	66,798
Less valuation allowance	(66,798)
Deferred tax asset - net valuation allowance	$-

Note 3.     Income Taxes (Continued)

On an interim basis, the Company has a net operating loss carryover of approximately $196,466 available to offset future income for income tax reporting purposes, which will expire in various years through 2032, if not previously utilized. However, the Company’s ability to use the carryover net operating loss may be substantially limited or eliminated pursuant to Internal Revenue Code Section 382.

The Company adopted the provisions of ASC 740-10-50, formerly FIN 48, and “Accounting for Uncertainty in Income Taxes”. The Company had no material unrecognized income tax assets or liabilities as of September 30, 2014. The Company’s policy regarding income tax interest and penalties is to expense those items as general and administrative expense but to identify them for tax purposes. During the period February 21, 2014(inception) through September 30, 2014, there were no income tax, or related interest and penalty items in the income statement, or liabilities on the balance sheet. The Company files income tax returns in the U.S. federal jurisdiction and Nevada state jurisdiction. We are not currently involved in any income tax examinations.

Note 4.   Related Party Transactions

The Board of Directors passed a corporate resolution on October 17, 2013 to compensate the officers and directors of the company $7,000 per month effective October 8, 2013. The initial fees were offset by amounts owed to the Company for Common and Preferred Stock and the balance of the fees are still owed by the Company.

Our Officer and Director Kailynn Bowling has paid corporate expenses of $4,968 directly with her own credit card. We have established a note to repay those amounts due January 1, 2016 with zero percent interest.

Related Party Stock Issuances:

The following stock issuances were made to officers of the company as compensation for services:

On February 21, 2014 the Company issued 192,000,000 of its authorized common stock to Tony Zandovskis, Kailynn Bowling and Blaine Nabors in exchange for $19,200. This subscription receivable was paid for reducing service fees owed by the Company.

On February 23, 2014 the Company issued 100,000,000 of its Preferred Stock with voting rights of 5 for 1 common shares. These shares were issued in exchange for service fees owed to Tony Zandovskis, Kailynn Bowling and Blaine Nabors in the amount of $10,000.

Note 5.   Stockholders’ Equity

Preferred Stock

The holders of the Company's common stock are entitled to five vote per share of preferred stock held.

As of September 30, 2014 the Company had 100,000,000 shares issued and outstanding.

Common Stock

The holders of the Company's common stock are entitled to one vote per share of common stock held.

As of September 30, 2014 the Company had 192,033,000 shares issued and outstanding.

Note 6. Commitments and Contingencies

Commitments:

The Company currently has no long term commitments as of our balance sheet date.

Contingencies:

None as of our balance sheet date.

Note 7 – Net Income(Loss) Per Share

The following table sets forth the information used to compute basic and diluted net income per share attributable to My Active Date, Inc. for the period February 21, 2014(inception) through September 30, 2014:

2014

Net Income (Loss)	$(196,466)

Weighted-average common shares outstanding basic:

Weighted-average common stock	192,033,000
Equivalents
Stock options	0
Warrants	0
Convertible Notes	0
Weighted-average common shares
outstanding- Diluted	192,033,000

Note 8.    Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. Currently, the Company has no operating history and has incurred operating losses, and as of September 30, 2014 the Company had a working capital deficit of $162,295 and an accumulated deficit of $196,466. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management believes that the Company’s capital requirements will depend on many factors including the success of the Company’s development efforts and its efforts to raise capital. Management also believes the Company needs to raise additional capital for working capital purposes. There is no assurance that such financing will be available in the future.   The conditions described above raise substantial doubt about our ability to continue as a going concern. The financial statements of the Company do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 9. Convertible Notes Payable

On April 14, 2014 the Company has received two capital infusions of $2,500 each. Since an exact payback date has not been established both are being classified as current liabilities. It has been approved by our board that these two loans will be repaid with $7,500 common shares each at the uplift price made by the market makers at the time when and if the Company shares trade on an open market.

Note 9.    Subsequent Events

The Company in currently in the process of filing an S-1 registration statement with the SEC with an anticipated effective date in the 2014 fiscal year. Once completed the Company will be obligated to comply with all applicable laws and regulations.

Green & Company, CPA’s
A PCAOB Registered Accounting Firm

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders

My Active Date, Inc.

We have audited the accompanying balance sheet of My Active Date, Inc. as of September 30, 2014, and the related statement of operations, stockholders’ deficiency, and cash flows from Inception February 21, 2014 through September 30, 2014 and the period then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of My Active Date, Inc. as from Inception February 21, 2014through September 30, 2014, and the results of its operations and its cash flows for the period then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the accompanying financial statements, the Company has significant net losses and cash flow deficiencies. Those conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans regarding those matters are described in Note 8. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Green & Company CPA’s

Green & Company CPA’s

Tampa, Florida

December 23, 2014

10320 N 56th Street, Suite 330	Tampa, FL 33617	813.606.4388

Up to a Maximum of 20,000,000 Common Shares

at $0.10 per Common Share

Prospectus

My Active Date, Inc.

December 29, 2014

YOU SHOULD ONLY RELY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS.  WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. WE ARE OFFERING TO SELL, AND SEEKING OFFERS TO BUY, COMMON SHARES ONLY IN JURISDICTIONS WHERE OFFERS AND SALES ARE PERMITTED.

Until ____________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth costs and expenses payable by the Company in connection with the sale of common shares being registered. All amounts except the SEC filing fee are estimates.

 The organization cost were all expensed in the period presented. Prior to the Company bank account being opened one officer advanced the company $4,968 to cover certain organizational costs.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Certificate of Incorporation and the Bylaws of our Company provide that our Company will indemnify, to the fullest extent permitted by the Wyoming Revised Statutes, each person who is or was a director, officer, employee or agent of our Company, or who serves or served any other enterprise or organization at the request of our Company. Pursuant to Wyoming law, this includes elimination of liability for monetary damages for breach of the directors’ fiduciary duty of care to our Company and its stockholders. These provisions do not eliminate the directors’ duty of care and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Wyoming law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to our Company, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for any transaction from which the director derived an improper personal benefit, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Wyoming law. The provision also does not affect a director’s responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

We have not entered into any agreements with our directors and executive officers that require us to indemnify these persons against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that the person is or was a director or officer of our Company or any of our affiliated enterprises.

We do not maintain any policy of directors’ and officers’ liability insurance that insures its directors and officers against the cost of defense, settlement or payment of a judgment under any circumstances.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Set forth below is information regarding the issuance and sales of securities without registration since inception. No such sales involved the use of an underwriter; no advertising or public solicitation was involved; the securities bear a restrictive legend; and no commissions were paid in connection with the sale of any securities.

On February 21, 2014 the Company issued 192,000,000 of its authorized common stock to Tony Zandovskis, Kailynn Bowling and Blaine Nabors in exchange for $19,200. This subscription receivable was paid for reducing service fees owed by the Company.

On February 23, 2014 the Company issued 100,000,000 of its Preferred Stock with voting rights of 5 for 1 common shares. These shares were issued in exchange for service fees owed to Tony Zandovskis, Kailynn Bowling and Blaine Nabors in the amount of $10,000.

These securities were issued in reliance upon an exemption provided by Regulation S promulgated under the Securities Act of 1933. The certificate for these securities was issued to a non-US resident and bears a restrictive legend.

ITEM 16. EXHIBITS

Exhibit Number	Description of Exhibit
3.1	Articles of Incorporation of the Registrant (filed herewith)
3.2	Bylaws of the Registrant (filed herewith)
5.1	Opinion re: Legality and Consent of Counsel (filed herewith)
23.1	Consent of John Scrudato, CPA (filed herewith)

All other Exhibits called for by Rule 601 of Regulation SK are not applicable to this filing.

____________

(1) Information pertaining to our common stock is contained in our Articles of Incorporation and Bylaws.

ITEM 17. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i)	Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officer and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officer, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officer, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Carlsbad, CA 92009, on December 29, 2014.

MY ACTIVE DATE, INC.

By:	/s/ Blaine Nabors
Name:	Blaine Nabors
Title:	Chief Executive Officer, President and Treasurer
(Principal Executive, Financial and Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Blaine Nabors
Blaine Nabors	President, Treasurer and Director (Principal Executive, Financial and Accounting Officer)	December 29, 2014